Exhibit 99.1

News Release

P.O. Box 110 • Route 5 • South Deerfield • MA • 01373-0110

FOR IMMEDIATE RELEASE

Contact:        Craig W. Rydin

(413) 665-8306

YANKEE CANDLE APPOINTS TERRY BURMAN, CEO OF SIGNET GROUP, PLC,

TO BOARD OF DIRECTORS

South Deerfield, Mass – October 29, 2007 – The Yankee Candle Company, Inc. (“Yankee Candle” or the “Company”), the leading designer, manufacturer, wholesaler and retailer of premium scented candles, today announced that Terry Burman has been appointed to the Company’s Board of Directors. Mr. Burman is the Chief Executive Officer of Signet Group, plc, a leading specialty retail jeweler with operations in both the U.S., including Kay Jewelers and a variety of well established regional brands, and the United Kingdom.

“We are very pleased that Terry is joining our Board, and we look forward to benefiting from the counsel and guidance he will provide,” said Craig W. Rydin, the Chairman of the Board and Chief Executive Officer of Yankee Candle. “As the CEO of a highly regarded and industry-leading retailer like Signet Group, Terry brings to our Board a proven record of successful hands-on leadership in the highly competitive retail industry. In particular, Terry’s background and experience in the mall-based specialty retail segment should prove especially helpful as we work together to continue to profitably grow our business. In addition, Terry’s expertise with international specialty retail will be invaluable as we continue to seek to leverage and extend the strong Yankee Candle® brand through our fast-growing international business.”

Mr. Burman joined Signet Group in 1995 as the Chairman and CEO of Sterling Jewelers, Inc., a US division of Signet. Before joining Signet Group, Mr. Burman held various senior executive positions of increasing responsibility with Barry’s Jewelers, Inc. from 1980 - 1995, including President and Chief Executive Officer from 1993 – 1995. Prior to that, Mr. Burman was a Partner with Roberts Department Stores, a regional department store chain specializing in apparel. Mr. Burman also serves on the Board of Directors of Signet Group, plc.

“I am very excited to be joining the Board of Yankee Candle, a growing and industry-leading company,” said Mr. Burman. “Yankee Candle has a long history of success and innovation within its category, and I look forward to working with management, Madison Dearborn Partners and my colleagues on the Board to continue the Company’s successful and profitable growth and to build upon and further strengthen the Yankee Candle brand.”

Mr. Burman was also appointed to the Audit and Compensation Committees of the Board.

About Yankee Candle

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry. Yankee has a 37-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts. The Company sells its products through a North American wholesale customer network of approximately 16,700 store locations, a growing base of Company owned and operated retail stores (449 located in 43 states as of September 29, 2007), direct mail catalogs, its Internet websites (www.yankeecandle.com, www.illuminations.com and www.aromanaturals.com), international distributors and to a European wholesale customer network of approximately 2,800 store locations (through its distribution center located in Bristol, England).

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to any statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events. Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the impact of our recent Merger with affiliated investment funds of Madison Dearborn Partners, LLC on our financial and operating results; the risk that the substantial indebtedness incurred in connection with the Merger, and the debt agreements entered into in connection therewith, might restrict our ability to operate our business and pursue certain business strategies; the risk that we may not be able to generate sufficient cash flows to meet our debt service obligations; the current economic conditions in the United States as a whole and the continuing weakness in the retail environment; the risk that we will be unable to maintain our historical growth rate; the effects of competition from others in the highly competitive giftware industry; our ability to anticipate and react to industry trends and changes in consumer demand; our dependence upon our senior executive officers; the risk of loss of our manufacturing and distribution facilities; the impact on our stock price of seasonal, quarterly and other fluctuations in our business; the risk of any disruption in wax supplies; and other factors described or contained in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or the Registration Statement on Form S-4 filed on March 30, 2007 (Registration No. 333-141699-05), each on file with the Securities and Exchange Commission. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

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